                                                                    Exhibit 8.B.

                                 CUSTODY AGREEMENT


     This Custody Agreement is dated February 3, 1993 between MORGAN STANLEY TRUST COMPANY, a New York State chartered trust company (the "Custodian"), and COLUMBIA GROWTH FUND, INC. (the "Customer").

     1. The Customer hereby appoints the Custodian as a custodian of securities and other property owned or under the control of the Customer which are delivered to the Custodian, or any Subcustodian as appointed below, from time to time to be held in custody for the benefit of the Customer. The Customer instructs the Custodian to establish on the books and records of the Custodian an account (the "Account") in the name of the Customer. The Custodian shall record in the Account and shall have general responsibility for the safekeeping of all securities ("Securities"), cash and other property (all such Securities, cash and other Property being collectively the "Property") of the Customer so delivered for custody. It is understood that the specific procedures the Custodian will use in carrying out its responsibilities under this Agreement are set forth in the procedures manual (the "Procedures Manual") prepared by the Custodian and delivered to the Customer, as such Procedures Manual may be amended from time to time by written agreement between the Custodian and the Customer. The Customer acknowledges that the Procedures Manual constitutes an integral part of this Agreement.

     2. The Property may be held in custody and deposit accounts that have been established by the Custodian with one or more domestic banks qualified under the Investment Act of 1940, as amended (the "Act"), to act as a custodian, or foreign banks meeting the requirements of rule 17f-5 under the Act, or through the facilities of one or more clearing agencies or central securities depositories, permitted by rule 17f-4 under the Act, in each case approved by the Customer's Board of Directors, as listed on Exhibit A hereto (the "Subcustodians"), as such Exhibit may be amended from time to time by written agreement between the Custodian and the Customer. The Custodian may hold Property for all of its customers with a Subcustodian in a single account that is identified as belonging to the Custodian for the benefit of its customers. Any Subcustodian may hold Property in a securities depository and may utilize a clearing agency. The Customer agrees that the Property may be physically held outside the United States. The Custodian shall not be liable for any loss resulting from the physical presence of any Property in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, exchange controls or acts of war or terrorism. Except as provided in the previous sentence, the liability of the Custodian for losses incurred by the Customer in respect of Securities shall not be affected by the Custodian's use of Subcustodians.

     3.   With respect to Property held by a Subcustodian pursuant to Section 2:

     (a) The Custodian will identify on its books as belonging to the Customer any Property held by a Subcustodian for the Custodian's account;

     (b) The Custodian will hold Property through a Subcustodian only if (i) such Subcustodian and any securities depository or clearing agency in which such Subcustodian holds Property, or any of their creditors, may not assert any right, charge, security interest, lien, encumbrance or other claim of any kind to such Property except a claim of payment for its safe custody or administration and (ii) beneficial ownership of such Property may be freely transferred without the payment of money or value other than for safe custody or administration;

     (c) The Custodian shall require that Property held by the Subcustodian for the Custodian's account be identified on the Subcustodian's books as separate from any property held by the Subcustodian other than property of the Custodian's customers and as held solely for the benefit of customers of the Custodian; and

     (d) In the event that the Subcustodian holds Property in a securities depository or clearing agency, such Subcustodian will be required by its agreement with the Custodian to identify on its books such Property as being held for the account of the Custodian as a custodian for its customers.

     4. The Custodian shall allow the Customer's accountants reasonable access to the Custodian's records relating to the Property held by the Custodian as such accountants may reasonably require in connection with their examination of the Customer's affairs and/or confirmation of the contents of these records.
The Custodian shall also obtain from any Subcustodian (and will require each Subcustodian to use reasonable efforts to obtain from any securities depository or clearing agency in which it deposits Property) an undertaking, to the extent consistent with local practice and the laws of the jurisdiction or jurisdictions to which such Subcustodian, securities depository or clearing agency is subject, to permit independent public accountants such reasonable access to the records of such Subcustodian, securities depository or clearing agency or confirmation of the contents thereof as may be reasonably required in connection with the examination of the Customer's affairs or to take such other action as the Custodian in its judgment may deem sufficient to ensure such reasonable access.

     5. The Custodian shall provide such reports and other information to the Customer and to such persons as the Customer directs as the Custodian and the Customer may agree from time to time including but not limited to an identification of entities having possession of Property of the Customer and notification of any transfer to or from each account maintained by a foreign Subcustodian for the Custodian on behalf of the Customer.

     6. The Custodian shall make or cause any Subcustodian to make payments from monies being held in the Account only:

     (a) upon the purchase of Securities and then, to the extent consistent with practice in the jurisdiction in which settlement occurs, upon the delivery of such Securities;

     (b) for payments to be made in connection with the conversion, exchange or surrender of Securities;

     (c) upon a request of the Customer that the Custodian return monies being held in the Account;

     (d) upon a request of the Customer that monies be exchanged for or used to purchase monies denominated in a different currency and then only upon receipt of such exchanged or purchased monies;

     (e)  as provided in Section 8 and 12 hereof;

     (f)  upon termination of this Custody Agreement as hereinafter set forth;
     and

     (g) for any other purpose upon receipt of explicit instructions of the Customer accompanied by evidence reasonably acceptable to the Custodian as to the authorization of such payment.

     Except as provided in the last two sentences of this Section 6 and as provided in Section 8, all payments pursuant to this Section 6 will be made only upon receipt by the Custodian of Authorized Instructions (as hereinafter defined) from the Customer which shall specify the purpose for which the payment is to be made. In the event that it is not possible to make a payment in accordance with Authorized Instructions of the Customer, the Custodian shall proceed in accordance with the procedures set forth in the Procedures Manual. Any payment pursuant to subsection (f) of this Section 6 will be made in accordance with Section 16.

     7. The Custodian shall make or cause any Subcustodian to make transfers, exchanges or deliveries of Securities only:

     (a) upon sale of such Securities and then, to the extent consistent with practice in the jurisdiction in which settlement occurs, upon receipt of payment therefor;

     (b) upon exercise of conversion, subscription, purchase, exchange or other similar rights pertaining to such Securities and, if applicable to such exercise and if consistent with practice in the applicable jurisdiction, only on receipt of substitute or additional securities to be received upon such exercise;

     (c)  as provided in Section 8 hereof;

     (d) upon the termination of this Custody Agreement as hereinafter set forth; and

     (e) for any other purpose upon receipt of explicit instructions of the Customer accompanied by evidence reasonably acceptable to the Custodian as to the authorization of such transfer, exchange or delivery.

     Except as provided in the last two sentences of this Section 7 and as provided in Section 8, all transfers, exchanges or deliveries of Securities pursuant to this Section 7 will be made only upon receipt by the Custodian of Authorized Instructions of the Customer which shall specify the purpose for which the transfer, exchange or delivery is to be made. In the event that it is not possible to transfer Securities in accordance with Authorized Instructions of the Customer, the Custodian shall proceed in accordance with the procedures set forth in the Procedures Manual. Any transfer or delivery pursuant to subsection (d) of this Section 7 will be made in accordance with Section 16.

     8.In the absence of Authorized Instructions from the Customer to the contrary, the Custodian may, and may authorize any Subcustodian to:

     (a) make payments to itself or others for reasonable expenses of handling Property or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Customer;

     (b) receive and collect all income and principal with respect to Securities and to credit cash receipts to the Account;

     (c) exchange Securities when the exchange is purely ministerial (including, without limitation, the exchange of interim receipts or temporary securities for securities in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the securities themselves);

     (d) surrender Securities at maturity or when called for redemption upon receiving payment therefor;

     (e) execute in the Customer's name such ownership and other certificates as may be required to obtain the payment of income from Securities;

     (f) pay or cause to be paid, from the Account, any and all taxes and levies in the nature of taxes imposed on Property by any governmental authority in connection with custody of and transactions in such Property;

     (g) endorse for collection, in the name of the Customer, checks, drafts and other negotiable instruments; and

     (h) in general, attend to all nondiscretionary details in connection with the custody, sale, purchase, transfer and other dealings with the Property.

     9. "Authorized Instructions" of the Customer shall mean instructions received by telecopy, tested telex, electronic link or other electronic means or by such other means as may be agreed in writing in advance between the Customer and the Custodian. The Custodian shall be entitled to act, and shall have no liability for acting, in accordance with the terms of this Agreement or upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Customer.

     10. Securities which must be held in registered form may be registered in the name of the Custodian's nominee or, in the case of Securities in the custody of an entity other than the Custodian, in the name of such entity's nominee.
The Customer agrees to hold the Custodian and Subcustodians and any such nominee harmless from any liability arising out of any such person acting as a holder of record of such Securities. The Custodian may without notice to the Customer cause any Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Customer.

     11. All cash received by the Custodian for the Account shall be held by the Custodian as a short-term credit balance in favor of the Customer and, if the Custodian and the Customer have agreed in writing in advance that such credit balances shall bear interest, the Customer shall earn interest at the rates and times as agreed between the Custodian and the Customer. The Customer understands that any such credit balances will not be accompanied by the benefit of any governmental insurance.

     12. From time to time, the Custodian may arrange or extend short-term credit for the Customer which is (i) necessary in connection with payment and clearance of securities and foreign exchange transactions or (ii) pursuant to an agreed schedule, as and if set forth in the Procedures Manual of credits for dividends and interest payments on Securities. All such extensions of credit shall be repayable by the Customer on demand. The Custodian shall be entitled to charge the Customer interest for any such credit extension at rates to be agreed upon from time to time. In addition to any other remedies available, the Custodian shall be entitled to a right of set-off against the Property to satisfy the repayment of such credit extensions and the payment of accrued interest thereon. The Custodian may act as the Customer's agent or act as a principal in foreign exchange transactions at such rates as are agreed from time to time between the Customer and the Custodian.

     13. The Customer represents that (i) the execution, delivery and performance of this Agreement (including, without limitation, the ability to obtain the short-term extensions of credit in accordance with Section 12) are within the Customer's power and authority and have been duly authorized by all requisite action (corporate or otherwise) and (ii) this Agreement and each extension of short-term credit extended or arranged for the benefit of the Customer in accordance with Section 12 will at all times constitute a legal, valid and binding obligation of the Customer and be enforceable against the Customer in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     The Custodian represents that the execution, delivery and performance of this Agreement is within the Custodian's power and authority and has been duly authorized by all requisite action of the Custodian. This Agreement constitutes the legal, valid and binding obligation of the Custodian enforceable against the Custodian in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     14. The Custodian shall be responsible for the performance of only such duties as are set forth in this Agreement or the Procedures Manual or contained in Authorized Instructions given to the Custodian which are not contrary to the provisions of any relevant law or regulation. The Custodian shall hold harmless and indemnify the Customer from and against any loss, damage, cost, expense, liability or claim arising out of the Custodian's negligent or willful failure to comply with the terms of this Agreement or arising out of the Custodian's negligence or willful misconduct. Upon the request of the Custodian, the Customer agrees to deliver to the Custodian a duly executed power of attorney, in form and substance satisfactory to the Custodian, authorizing the Custodian to take any action or execute any instrument on behalf of the Customer as necessary or advisable to accomplish the purposes of this Agreement.

     15. The Customer agrees to pay to the Custodian from time to time such compensation for its services pursuant to this Agreement as may be mutually agreed upon from time to time and the Custodian's reasonable out-of-pocket or incidental expenses. The Customer hereby agrees to hold the Custodian harmless from any liability or any losses resulting from any taxes or other governmental charges, and any expenses related thereto, which may be imposed or assessed with respect to the Account or any Property held therein. The Custodian is and any Subcustodians are authorized to charge the Account for such items and the Custodian shall have a lien, charge and security interest on any and all Property for any amount owing to the Custodian for safe custody or administration from time to time under this Agreement.

     If the Customer is a U.S. person as defined in Rule 902 promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), the Customer recognizes that, in connection with the Customer's election from time to time to participate in distributions of securities (whether pursuant to rights offerings, warrant subscriptions, mergers, reorganizations or otherwise) which have not been registered pursuant to the Act, the Custodian may inform the issuer and its agents that the acquiror of the securities is a U.S. person. The Custodian shall not be responsible to the Customer for the consequences of any issuer's or agent's refusal to permit the Customer to acquire such securities, and the Customer shall hold the Custodian harmless from liability to the issuer and its agents in connection with any such election by the Customer.

     16. This Agreement may be terminated by the Customer or the Custodian by 60 days' written notice to the other, sent by registered mail. If notice of termination is given, the Customer shall, within 15 days following the giving of such notice, deliver to the Custodian a statement in writing specifying the successor custodian or other person to whom the Custodian shall transfer the Property. In either event the Custodian, subject to the satisfaction of any lien it may have, will transfer the Property to the person so specified. If the Custodian does not receive such statement the Custodian, at its election, may transfer the Property to a bank or trust company established under the laws of the United States or any state thereof to be held and disposed of pursuant to the provisions of this Agreement or may continue to hold the Property until such a statement is delivered to the Custodian. In such event the Custodian shall be entitled to fair compensation for its services during such period as the Custodian remains in possession of any Property and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect; provided, however, that the Custodian shall no longer settle any transactions in securities for the Account

     17. The Custodian, its agents and employees will maintain the confidentiality of information concerning the Property held in the Customer's account, including in dealings with affiliates of the Custodian. In the event the Custodian or any Subcustodian is requested or required to disclose any confidential information concerning the Property, the Custodian shall to the extent practicable and legally permissible, promptly notify the Customer of such request or requirement so that the Customer may seek a protective order or waive the Custodian's or such Subcustodian's compliance with this Section 16. In the absence of such a waiver, if the Custodian or such Subcustodian is compelled, in the opinion of its counsel, to disclose any confidential information, the Custodian or such Subcustodian may disclose such information to such persons as, in the opinion of counsel, is so required.

     18. Any notice or other communication from the Customer to the Custodian, unless otherwise provided by this Agreement, shall be sent by certified or registered mail to Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York, 11201, Attention: Vice President, and any notice from the Custodian to the Customer is to be mailed postage prepaid, addressed to the Customer at the address appearing below, or as it may hereafter be changed on the Custodian's records in accordance with notice from the Customer.

     19. The Custodian may assign all of its rights and obligations hereunder to any other entity which is qualified to act as custodian under the terms of this Agreement and majority-owned, directly or indirectly, by Morgan Stanley Group Inc., and upon the assumption of the rights and obligations hereunder by such entity, such entity shall succeed to all of the rights and obligations of, and be substituted for, the Custodian hereunder as if such entity had been originally named as custodian herein. The Custodian shall give prompt written notice to the Customer upon the effectiveness of any such assignment.

     This Agreement shall bind the successors and assigns of the Customer and the Custodian and shall be governed by the laws of the State of New York applicable to contracts executed in and to be performed in that state.


                                   COLUMBIA GROWTH FUND, INC.

                                   By        GEORGE L. HANSETH
                                        ----------------------------------------
                                   Name:     George L. Hanseth
                                   Title:    Senior Vice President


     Address for record:           1301 SW Fifth Avenue, PO Box 1350
                                   Portland, Oregon  97207-1350


Accepted:

MORGAN STANLEY TRUST COMPANY


By   J. ROBERTS
     -------------------------
     Authorized Signature

                                                                      Appendix A
CURRENT FEE SCHEDULE FOR COLUMBIA GROWTH FUND, INC.


This letter describes Morgan Stanley Trust Company's ("Morgan Stanley") compensation under this revised fee schedule dated June 7, 1993 with Columbia Growth Fund, Inc.

Morgan Stanley's compensation shall be as follows:

                              Transaction                   Custody Rate
County/Product                Rate                          (Basis Points)
--------------                ----                          --------------
Australia                     $75                           14
Austria                       $50                           11
Belgium                       $50                           11
Canada                        $75                           8
Denmark                       $35                           14
Finland                       $35                           20
France                        $75                           15
Germany                       $35                           8
Hong Kong                     $75                           15
Ireland                       $80                           12
Italy                         $80                           12
Japan                         $30                           6
Malaysia                      $100                          15
Mexico                        $125                          30
Netherlands                   $50                           12
New Zealand                   $75                           15
Norway                        $35                           10
Singapore                     $80                           12
South Africa                  $75                           9
Spain                         $80                           21
Sweden                        $50                           11
Switzerland                   $35                           12
United Kingdom                $50                           10
United States                 $35                           4
Eurobonds                     $35                           6
Euro CDs                      $120 per CD/month

Transactions are defined in the Morgan Stanley Trust Company Billing Guide, as is the method of calculating custody.

All new business will be separately negotiated. You are requested to contact your customer executive if you are trading in new countries or in new products. If your customer executive is not notified ahead of time, you will charged at the MSTC generic rates for each respective new country / new product.

In-Kind transactions will not be charged.

                                                                      Appendix A

COLUMBIA GROWTH FUND, INC.


Cash movements will not be charged.

Registration/transfer fees will be charged where incurred by Morgan Stanley.

Stamp taxes/duties will be charged where incurred by Morgan Stanley.

All fees are calculated and billed monthly in arrears.

The fees are due for renegotiation two years from the date of the Agreement, and they will remain effective until renegotiation is complete.

MSTC agrees to limit the transaction fees charged to Columbia Growth Fund, Inc. (the Fund) to 100 per month for the first three months following the launch date of the Fund. Beyond the third month MSTC will resume charging for all transactions as described in your Billing Guide.

For further assistance, please contact Lee William, your customer executive, at
(718) 754-2734, or Alice Malina, your billing representative, at (718) 754-2704.

                            MORGAN STANLEY TRUST COMPANY
                      MARKET COVERAGE/CENTRAL DEPOSITORY LIST
                                     APRIL 1993


COUNTRY                  AGENT                              CENTRAL DEPOSITORY
-------                  -----                              ------------------
Argentina                Citibank N.A.                      Caja de Valores
Australia                Australia and New Zealand Bank     CHESS**
Austria                  Euroclear                          OKB
Belgium                  Banque Bruxellas Lambert           CIK
Brazil                   Banco de Boston                    BOVESPA
                                                            Rio de Janeiro Stock
                                                            Exchange
Canada                   Toronta Dominion Bank              CDS
Chile                    Citibank N.A.                      N/A
China                    Hongkong & Shanghai Bank. Corp.
                                     Shenzhen Exchange:     Citibank, N.A.
                                                            Standard Chartered
                                                            Bank
                                                            Hongkong & Shanghai
                                                            Bank, Corp.
                                     Shanghia Exchange:     Shanghai Exchange
Colombia                 Cititrust                          N/A
Denmark                  Euroclear                          VP
Finland                  Euroclear                          N/A
France                   Banque Indosuez                    SICOVAM
Germany                  BHF Bank                           DKV
Greece                   Citibank N.A.                      N/A
Hong Kong                Hongkong & Shanghai Bank. Corp.    CCASS
Hungary                  Euroclear (see Austria)            OKB
                         Citibank Budapest                  N/A
India*                   Hongkong & Shanghai Bank. Corp.    N/A
Indonesia                Hongkong & Shanghai Bank. Corp.    N/A
Ireland                  Allied Irish Bank                  N/A
Israel                   Bank Hapoalim                      SECH
Italy                    Barclays Bank                      Monte Titoli S.p.A.
Japan                    Morgan Stanley International       JASDEC
   Mutual Fund Clients:  Mitsubishi Bank Ltd
Jordan                   Arab Bank                          N/A
Korea                    Standard Chartered Bank            KCD
Malaysia                 Oversea Chinese Banking Corp.      MCD**
Mexico                   Citibank N.A.                      S.D. Indeval
Netherlands              ABN Amro Bank                      NECIGEF
New Zealand              Bank of New Zealand                N/A
Norway                   Euroclear                          VPS
   Registered Shares:    Christiana Bank


COUNTRY                  AGENT                              CENTRAL DEPOSITORY
-------                  -----                              ------------------
Pakistan                 Standard Chartered Bank            SCD**
Peru                     Citibank N.A.                      N/A
Philippines              Hongkong & Shanghai Bank. Corp.    N/A
Poland                   Bank Polska Kasa Opieki S.A.       NDS
   Mutual Fund Clients:  Citibank                           NDS
Portugal                 Banco Commercial Portugues         N/A
Singapore                Oversea Chinese Banking Corp.      CDP
Spain                    Banco Santander                    SCLV
Sri Lanka                Hongkong & Shanghai Bank. Corp.    CDS
Sweden                   Euroclear                          VPC
Switzerland              JP Morgan                          SEGA
Taiwan*                  Hongkong & Shanghai Bank. Corp.    TSCD
Thailand                 Standard Chartered Bank            SDC
Turkey                   Citibank N.A.                      N/A
United Kingdom           Barclays Bank PLC                  N/A
USA                      DTC                                DTC
                         National Westminster               N/A
Uruguay                  Citibank N.A.                      N/A
Venezuela                Citibank N.A.                      N/A




*Not operational until sub-custody agreement is secured.
**These central depositories are not in operation as of yet.

                     GUIDE TO CENTRAL DEPOSITORY ABBREVIATIONS


Country             Mnemonic            Central Depository
-------             --------            ------------------
Australia**         CHESS               Clearing House Electronic Subregister
                                        System
Austria             OKB                 OsterreicheKontrollbank
Belgium             CIK                 Caisse Interprofesionelle de Depots et
                                        de Virements de Tires
Brazil              BOVESPA             Sao Paulo Stock Exchange
Canada              CDS                 The Canadian Depository for Securities
Denmark             VP                  Vaerdipapircentralen
French              SICOVAM             Societe Interprofessionelle pour la
                                        Compensation Des Values Mobiles
Germany             DKV                 Deutscher Kassenverein AG
Hong Kong           CCASS               Central Clearing and Settlement System
Hungary             OKB                 OsterreicheKontrollbank (of Austria)
Israel              SECH                Stock Exchange Clearing House
Japan               JASDEC              Japan Securities Depository Center
Korea               KCD                 Korean Central Depository
Malaysia**          MCD*                Malaysian Central Depository
Netherlands         NECIGEF             Netherlands Central Institute for Giral
                                        Effectenclearing
Norway              VPS                 Verdipapirsentralen
Pakistan**          SCD                 Securities Central Depository Co.
Poland              NDS                 National Directory of Securities
Singapore           CDP                 Central Depository Pte Ltd.
Spain               SCLV                Serviclo de Compensacion  Liquidacion
                                        de Valores
Sri Lanka           CDS                 Central Depository System Pvt Ltd
Sweden              VPC                 Vardipapperscentralen
Switzerland         SEGA                Schweizerische EffektenGiro AG
Taiwan*             TSCD                Taiwan Securities Depository Co.
Thailand            SCD                 Share Depository Center




*Not operational until sub-custody agreement is secured.
**These central depositories are not in operation as of yet.